UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2013

BOSTON PROPERTIES LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

Delaware	0-50209	04-3372948
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Boylston Street, Suite 1900, Boston, Massachusetts 02199-8103

(Address of principal executive offices) (Zip Code)

(617) 236-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On May 31, 2013, the two existing joint venture partners of Boston Properties, Inc. (the “Company”) in the entity that owns the General Motors Building in New York City transferred all of their interests in the joint venture to third parties, Sungate Fifth Avenue LLC and 767 LLC. The transfer did not have any impact on the Company’s economic interest in the joint venture, and the Company will continue to own a 60% interest in the joint venture and provide property management and leasing services for the joint venture. However, in connection with the transfer, the Company and its new joint venture partners modified their relative decision making authority and consent rights with respect to the joint venture’s assets and operations. These changes will result in the Company having sufficient financial and operating control over the joint venture such that the Company and Boston Properties Limited Partnership, the entity through which the Company conducts substantially all of its business (the “Partnership”), will consolidate the joint venture in their financial statements.

Previously, the Company’s investment in the joint venture was reported on an unconsolidated basis under the equity method of accounting because the joint venture was not a variable interest entity and the joint venture partners had substantive participating rights with respect to the joint venture’s assets and operations. As a result of the transfers, for accounting purposes, the changes to the Company’s and its new joint venture partners’ rights will be treated by the Company and the Partnership as a disposition of their previous investment in the joint venture and a new acquisition by the Company and the Partnership of all of the assets and liabilities of the joint venture. Following the date on which these changes were made to the respective decision making authority and consent rights, the Company and the Partnership will include all of the assets and liabilities and results of operations of the joint venture in its consolidated financial statements, and its joint venture partners’ interests will be reflected as noncontrolling interests. This will result in a significantly different accounting presentation of the Company’s and the Partnership’s investment in the joint venture, although their economic interest in the joint venture will remain substantially the same as it was prior to the date the changes to the Company’s and its joint venture partners’ rights were made.

Item 8.01.	Other Events.

On May 30, 2013, a joint venture in which the Company has a 60% interest completed the previously announced sale of its 125 West 55th Street property located in New York City for a sale price of $470.0 million, including the assumption by the buyer of the mortgage loan collateralized by the property totaling approximately $198.6 million. 125 West 55th Street is a Class A office property totaling approximately 588,000 net rentable square feet.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

To the extent required by this item, historical financial statements related to the transaction described in Item 2.01 of this report on Form 8-K will be filed in an amendment to this report no later than 71 calendar days after the date this report is required to be filed.

(b) Pro Forma Financial Information.

To the extent required by this item, pro forma financial information relating to the transaction described in Item 2.01 of this report on Form 8-K will be filed in an amendment to this report no later than 71 calendar days after the date this report is required to be filed.

(d) Exhibits.

2.1	Transfer Agreement, dated May 31, 2013, by and among BP 767 Fifth LLC, Sungate Fifth Avenue LLC, 767 LLC and BP/DC 767 Fifth LLC (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Boston Properties, Inc. dated May 30, 2013).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON PROPERTIES LIMITED PARTNERSHIP

By: Boston Properties, Inc., its General Partner

Date: May 31, 2013	By:	/s/ Michael E. LaBelle
	Name:	Michael E. LaBelle
	Title:	Senior Vice President, Chief Financial Officer & Treasurer